Exhibit 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. · Atlanta, Georgia 30308

Contact:	J. Reese Lanier, Jr.
Telephone:	(404) 653-1446
Fax:	(404) 653-1545
E-Mail:	rlanier@oxfordinc.com
FOR IMMEDIATE RELEASE
October 4, 2006
Oxford Industries Announces First Quarter Fiscal 2007 Results
—Sales and EPS from Continuing Operations In-Line with Prior Guidance —
—Tommy Bahama Continues Strong Performance —
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) today announced financial results for the fiscal 2007 first quarter ended September 1, 2006. Results for the Womenswear Group, the assets of which were sold in the fourth quarter of fiscal 2006, have been classified as discontinued operations for all periods presented.
Consolidated net sales from continuing operations increased 5.8% to $284.1 million in the first quarter from $268.5 million in the first quarter of fiscal 2006. Diluted earnings from continuing operations per common share were $0.63 in the first quarter compared to $0.67 in the first quarter of fiscal 2006 and slightly above the midpoint of the Company’s previously issued guidance range of $0.60 to $0.65.
“During the first quarter, we made progress in several key areas of our business,” commented J. Hicks Lanier, Chairman and CEO of Oxford Industries, Inc. “Once again, Tommy Bahama exceeded our expectations, generating accelerated sales growth and expanded profitability. In our Menswear Group, while our results were somewhat soft as expected, we have positioned the business for significant improvement in profitability for the balance of the fiscal year. Within the Menswear Group, our Ben Sherman business is focused and generating strong sell-throughs at retail.”
The Tommy Bahama Group reported net sales of $104.1 million in the first quarter compared to $91.5 million in the first quarter of fiscal 2006. The sales growth was driven by broad-based strength in the group’s primary brands as well as the recent introduction of the Tommy Bahama Golf 18™ and Tommy Bahama Relax™ lines. As a result of the sales volume increase, operating income for the segment increased 17.3% to $16.8 million from $14.4 million in last year’s first quarter.
First quarter net sales for the Menswear Group increased 1.0% to $178.8 million from $177.1 million in the first quarter of fiscal 2006. The net sales increase was attributable to new programs with existing customers and new marketing initiatives in Oxford Apparel, partially offset by a planned sales decline in Ben Sherman and some recent softness in tailored clothing. First quarter operating income for the Menswear Group declined to $10.6 million from $15.0 million in last year’s first quarter. The sales decline in Ben Sherman and some gross margin deterioration in certain of the Menswear Group’s private label businesses were responsible for the decrease in operating income. The Company noted that the Menswear Group is expected to
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generate favorable year-over-year comparisons in operating income for each of the three remaining quarters in fiscal 2007.
Consolidated gross margins for the first quarter were 38.1% compared to 39.4% in the first quarter of last year. The gross margin decline was due to a shift in sales mix in the Menswear Group and to margin deterioration in certain private label businesses.
Selling, general and administrative expenses for the first quarter were $86.4 million, or 30.4% of net sales, compared to $82.8 million, or 30.8% of net sales, in the first quarter of fiscal 2006. The increase in SG&A expenses was due to additional Tommy Bahama and Ben Sherman retail stores as well as infrastructure expenses to support Tommy Bahama brand extension initiatives.
Royalties and other operating income for the first quarter were to $2.9 million compared to $3.3 million in the first quarter of last year. The decline is largely attributable to the fact that the prior period contained a $0.3 million gain related to the sale of Oxford’s interest in a company that marketed Tommy Bahama footwear.
Intangible asset amortization expense declined to $1.5 million in the first quarter from $1.9 million in the first quarter of fiscal 2006. The amortization of intangible assets acquired in the Tommy Bahama and Ben Sherman acquisitions was greater in the periods immediately following the acquisitions than in later periods. These non-cash expenses reduced diluted earnings from continuing operations per common share by $0.06 for the quarter.
Accounts receivable at quarter-end increased 2.9% to $155.6 million from $151.3 million at the end of the first quarter last year. The increase was consistent with the first quarter sales growth of 5.8%. Inventories at the end of the first quarter declined 6.9% to $139.4 million from $149.8 million at the end of the comparable period last year. The reduction in inventories from last year reflects an improved inventory position in Ben Sherman and a reduction in replenishment inventories in the Menswear Group. The Company also noted that the sale of the Womenswear Group in the fourth quarter of fiscal 2006 and cash flow from operations resulted in a $94 million reduction in total debt at the end of the quarter compared to the end of the first quarter of fiscal 2006.
The Company reiterated its guidance previously initiated on June 1, 2006. Fiscal 2007 net sales are projected to be within a range of $1,160 million and $1,180 million. Fiscal 2007 diluted earnings from continuing operations per common share are projected to be within a range of $3.25 and $3.40. For the second quarter of fiscal 2007, net sales are expected to be between $285 million and $295 million and diluted earnings from continuing operations per common share are expected to be between $0.67 and $0.72. This compares with fiscal 2006 second quarter net sales of $278 million and diluted earnings from continuing operations per common share of $0.57. The guidance reflects the adoption of SFAS 123R, expensing of stock options and employee stock purchases, which is expected to reduce diluted earnings from continuing operations per common share by approximately $0.01 per quarter or $0.04 in fiscal 2007.
“We have continued to strengthen our positioning as a lifestyle apparel company,” continued Mr. Lanier. “We are focused on developing and acquiring a unique and compelling portfolio of brands which will support strong wholesale, retail and licensing businesses. As we go forward, we intend to leverage the position of our current mix of brands and to utilize our strong balance sheet to develop incremental opportunities for growth.”
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The Company will hold a conference call with senior management to discuss its financial results at 4:30 p.m. ET today. A live web cast of the conference call will be available on the Company’s web site at www.oxfordinc.com. Please visit the web site at least 15 minutes before the call to register for the teleconference web cast and download any necessary software. A replay of the call will be available through October 11, 2006. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 5049236. A replay of the web cast will also be available following the conference call on Oxford Industries’ corporate web site at www.oxfordinc.com.
Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Nautica®, Geoffrey Beene®, Dockers® and Oscar de la Renta® labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.
Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 2, 2006 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(In thousands, except per share amounts)

	Quarters Ended
	September 1,	September 2,
	2006	2005

Net sales	$284,078	$268,475
Cost of goods sold	175,967	162,760

Gross profit	108,111	105,715
Selling, general and administrative expenses	86,446	82,788
Amortization of intangible assets	1,547	1,853

	87,993	84,641
Royalties and other operating income	2,892	3,261

Operating income	23,010	24,335
Interest expense, net	5,492	5,833

Earnings before income taxes	17,518	18,502
Income taxes	6,363	6,682

Earnings from continuing operations	11,155	11,820
Earnings (loss) from discontinued operations, net of taxes	(205)	2,063

Net earnings	$10,950	$13,883

Earnings from continuing operations per common share:
Basic	$0.63	$0.68
Diluted	$0.63	$0.67
Earnings (loss) from discontinued operations per common share:
Basic	$(0.01)	$0.12
Diluted	$(0.01)	$0.12
Net earnings per common share:
Basic	$0.62	$0.80
Diluted	$0.62	$0.79

Weighted average common shares outstanding:
Basic	17,594	17,391
Dilutive impact of stock options and unvested restricted shares	184	275

Diluted	17,778	17,666

Dividends per common share	$0.15	$0.135
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OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except per share amounts)

	September 1,	September 2,
	2006	2005

ASSETS

Current Assets:
Cash and cash equivalents	$10,742	$7,024
Receivables, net	155,602	151,277
Inventories	139,444	149,835
Prepaid expenses	25,847	24,066
Current assets related to discontinued operations, net	18,132	67,947

Total current assets	349,767	400,149
Property, plant and equipment, net	73,527	64,057
Goodwill, net	200,228	186,759
Intangible assets, net	234,390	234,283
Other non-current assets, net	27,896	22,785
Non-current assets related to discontinued operations, net	—	4,842

Total Assets	$885,808	$912,875

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Trade accounts payable and other accrued expenses	$102,428	$101,150
Accrued compensation	16,367	20,139
Additional acquisition cost payable	—	20,433
Dividends payable	—	2,301
Income taxes payable	8,468	10,103
Short-term debt and current maturities of long-term debt	122	4,614
Current liabilities related to discontinued operations	11,488	16,075

Total current liabilities	138,873	174,815
Long-term debt, less current maturities	226,864	315,911
Other non-current liabilities	32,433	25,737
Deferred income taxes	78,404	76,494
Non-current liabilities related to discontinued operations	—	47
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $1.00 par value; 30,000 authorized and none issued and outstanding at September 1, 2006 and September 2, 2005	—	—
Common stock, $1.00 par value; 60,000 authorized and 17,723 issued and outstanding at September 1, 2006 and 17,049 issued and outstanding at September 2, 2005	17,723	17,049
Additional paid-in capital	76,461	48,931
Retained earnings	309,261	252,281
Accumulated other comprehensive income	5,789	1,610

Total shareholders’ equity	409,234	319,871

Total Liabilities and Shareholders’ Equity	$885,808	$912,875

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OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Quarters Ended
	September 1,	September 2,
	2006	2005

Cash Flows From Operating Activities:
Earnings from continuing operations	$11,155	$11,820
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities:
Depreciation	3,747	3,501
Amortization of intangible assets	1,547	1,853
Amortization of deferred financing costs and bond discount	617	616
Stock compensation expense	840	591
Loss (gain) on sale of property, plant and equipment	18	7
Equity loss (income) from unconsolidated entities	(97)	(164)
Deferred income taxes	(47)	(1,820)
Changes in working capital:
Receivables	(12,973)	(5,100)
Inventories	(15,614)	(3,759)
Prepaid expenses	(4,132)	(2,819)
Current liabilities	(7,975)	(33,688)
Other non-current assets	1,356	(1,327)
Other non-current liabilities	2,440	2,169

Net cash provided by (used in) operating activities	(19,118)	(28,120)
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(12,111)	(6,569)
Investment in unconsolidated entity	(9,063)	—
Distribution from unconsolidated entity	—	1,856
Purchases of property, plant and equipment	(3,556)	(3,448)
Proceeds from sale of property, plant and equipment	—	6

Net cash provided by (used in) investing activities	(24,730)	(8,155)
Cash Flows From Financing Activities:
Repayment of financing arrangements	(27,048)	(73,971)
Proceeds from financing arrangements	53,835	101,920
Proceeds from issuance of common stock	886	2,586
Dividends on common stock	(5,304)	(2,278)

Net cash provided by (used in) financing activities	22,369	28,257
Cash Flows From Discontinued Operations:
Net operating cash flows provided by discontinued operations	21,650	8,677
Net investing cash flows used in discontinued operations	—	(25)

Net cash provided by (used in) discontinued operations	21,650	8,652

Net change in cash and cash equivalents	171	634
Effect of foreign currency translation on cash and cash equivalents	92	(109)
Cash and cash equivalents at the beginning of period	10,479	6,499

Cash and cash equivalents at the end of period	$10,742	$7,024

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OXFORD INDUSTRIES, INC.
SEGMENT INFORMATION
(UNAUDITED)
(In thousands)

	Quarters Ended
	September 1,	September 2,
	2006	2005

Net Sales
Menswear Group	$178,811	$177,076
Tommy Bahama Group	104,148	91,544
Corporate and Other	1,119	(145)

Total	$284,078	$268,475

Operating Income
Menswear Group	$10,611	$15,004
Tommy Bahama Group	16,835	14,357
Corporate and Other	(4,436)	(5,026)

Total Operating Income	23,010	24,335
Interest Expense	5,492	5,833

Earnings before taxes	$17,518	$18,502